                                                                    Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

     We consent to the incorporation by reference in this registration statement on Form S-3 of our reports indicated below on our audits of the financial statements indicated below, all of which reports are incorporated by reference herein.

                             FINANCIAL STATEMENTS                                        DATE OF REPORT OF
                                                                                       INDEPENDENT ACCOUNTS
Consolidated and combined financial statements and financial statement                 February 5, 1999
schedule of Prentiss Properties Trust

Statement of Revenues and certain operating expenses of the Ordway Property            August 12, 1998

Combined statement of revenues and certain operating expenses of the Willow            September 30, 1998
Oaks Properties

Statement of revenues and certain operating expenses of the 7101 Wisconsin             February 5, 1999
Avenue Property

Statement of revenues and certain operating expenses of the Calverton Office           February 5, 1999
Park Properties

Combined statement of revenues and certain operating expenses of the One               February 12, 1999
O'Hare Centre Property

Combined statement of revenues and certain operating expenses of the Fidiman           February 12, 1999
Office Portfolio

We also consent to the reference to our firm under the caption "Experts."


Dallas, Texas
June 8, 1999